                                                                      EXHIBIT 12

AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                       Six Months Ended                                  Years Ended
                                           June 30,                                      December 31,
                                       ----------------     ---------------------------------------------------------------
(Millions)                                   1998            1997           1996          1995          1994          1993
                                            ------          ------         ------        ------        ------        ------
Pretax income (loss) from
 continuing operations                    $   712.0        $ 1,511.2       $   338.7     $   726.2     $   627.5     $(1,014.7)

Add back fixed charges                        165.4            321.9           245.1         187.0         170.8         154.7
Minority interest                                .9             14.7            16.4          16.1          11.4           7.0
                                          ---------        ---------       ---------     ---------     ---------     ---------

   Income (loss) as adjusted              $   878.3        $ 1,847.8       $   600.2     $   929.3     $   809.7     $  (853.0)
                                          =========        =========       =========     =========     =========     =========

Fixed charges:
  Interest on indebtedness (1)            $   113.4        $   235.8       $   168.3     $   115.9     $    98.6     $    77.4
 Portion of rents representative
   of interest factor                          52.0             86.1            76.8          71.1          72.2          77.3
                                          ---------        ---------       ---------     ---------     ---------     ---------

 Total fixed charges                      $   165.4        $   321.9       $   245.1     $   187.0     $   170.8     $   154.7
                                          =========        =========       =========     =========     =========     =========

Preferred stock dividend
 requirements                                  45.5             92.9            41.1          --            --            --
                                          ---------        ---------       ---------     ---------     ---------     ---------
Total combined fixed charges
and preferred stock dividend
 requirements                             $   211.0        $   414.3       $   286.2     $   187.0     $   170.8     $   154.7
                                          =========        =========       =========     =========     =========     =========

Ratio of earnings to fixed
charges                                        5.31             5.74            2.45          4.97          4.74         (5.51)
                                          =========        =========       =========     =========     =========     =========

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                               4.16             4.46            2.10          4.97          4.74         (5.51)
                                          =========        =========       =========     =========     =========     =========

(1) For the six months ended June 30, 1998 and years ended December 31, 1997, 1996, 1995 and 1994, interest on indebtedness includes the dividends paid to preferred shareholders of a subsidiary. (See Note 14 of Notes to Financial Statements in the Company's 1997 Annual Report.)

AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                          Six Months Ended            Years Ended
                                                              June 30,                 December 31,
                                                              --------                 ------------

(Millions)                                                      1998              1997             1996
----------                                                      ----              ----             ----
Pretax income from continuing
 operations                                                   $   635.1         $ 1,505.2       $   335.0

Add back fixed charges                                            163.3             318.1           243.8
Minority interest                                                    .4              15.7            16.4
                                                              ---------         ---------       ---------

 Income as adjusted                                           $   798.8         $ 1,839.9       $   595.2
                                                              =========         =========       =========

Fixed charges:
  Interest on indebtedness (2)                                $   113.4         $   234.0       $   168.3
  Portion of rents representative
   of interest factor                                              49.9              84.1            75.5
                                                              ---------         ---------       ---------

    Total fixed charges                                       $   163.3         $   318.1       $   243.8
                                                              =========         =========       =========

Preferred stock dividend
  requirements                                                     --                --              --
                                                              ---------         ---------       ---------

Total combined fixed charges
 and preferred stock dividend
  requirements                                                $   163.3         $   318.1       $   243.8
                                                              =========         =========       =========

Ratio of earnings to fixed
  charges                                                          4.89              5.78            2.44
                                                              =========         =========       =========

Ratio of earnings to combined
 fixed charges and preferred
  stock dividends                                                  4.89              5.78            2.44
                                                              =========         =========       =========

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 13 of Notes to Financial Statements in the Company's 1997 Annual Report.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary.(See Note 14 of Notes to Financial Statements in the Company's 1997 Annual Report.)